Exhibit 99.1

Q4 FISCAL 2025

LETTER TO SHAREHOLDERS

FEBRUARY 11, 2026

QuantumScape®

Q4 FISCAL 2025 LETTER TO SHAREHOLDERS

Dear shareholders,

We are pleased to provide you with a review of our activities over the course of 2025 and lay out our goals for the year ahead.

2025 Year in Review

2025 was an extraordinary year on all fronts for QS. At the beginning of the year, we set aggressive goals for ourselves: to baseline the Cobra process, ship Cobra-based QSE-5 cells, install equipment for our Eagle Line, and expand our commercial engagements. We’re proud to report that we succeeded on all four key goals.

In June we announced that our breakthrough Cobra process has been integrated into our cell production baseline. With the introduction of Cobra and associated innovations, we have made major improvements in the production process for our proprietary ceramic separator, the heart of our solid-state battery technology. This groundbreaking process enables gigawatt-hour-scale production and is a catalyst for our capital-light development and licensing business model.

With respect to commercial engagements, in 2025 we expanded our collaboration and licensing arrangement with PowerCo, the battery manufacturer of the Volkswagen Group. We also added two major global automotive OEMs to our portfolio of customers, announcing new joint development and technology evaluation agreements. Additionally, in 2025 we issued our first customer billings.

As laid out in our Strategic Blueprint, we are building out a global ecosystem of leading technology partners to drive innovation and scale up production to meet the growing demand for better batteries. In 2025 we added two globally renowned ceramics production experts – Murata Manufacturing and Corning – to our QS ecosystem. We capped the year with our second annual Solid-State Battery Symposium in Kyoto, Japan, where we brought together ecosystem partners, automotive OEM customers and government officials.

QS representatives and guests at the 2025 Solid-State Battery Symposium in Kyoto, Japan. From left to right: QS CTO and co-founder Tim Holme; QS CDO Mohit Singh; Nagato Omori, Executive Vice President, Murata; Dr. Karim Zaghib, Professor of Chemical & Materials Engineering, Concordia University; Kazuhiro Doi, Corporate Executive, Nissan; QS CEO Siva Sivaram; Atsushi Ogawa, Chief Operating Officer, Innovative Research Excellence, Honda; QS COO Luca Fasoli

2025 also saw milestones in our technology commercialization roadmap, with Cobra-based QSE-5 cells shipped to the Volkswagen Group. In September we made headlines as the Ducati V21L race bike powered by QSE-5 cells rode across the stage at IAA Mobility in Munich. This exciting event was the world debut of our solid-state lithium-metal battery technology in a real-world electric vehicle.

Finally, over the course of 2025 we installed our pilot cell production line, the Eagle Line. On February 4, 2026, we held an inauguration event for the Eagle Line, with attendance from automotive OEM customers, technology partners and local and state government officials. Incorporating the innovative Cobra process, the Eagle Line is a suite of equipment, materials and highly automated processes forming the blueprint for production of QS technology.

QS CEO Siva Sivaram, COO Luca Fasoli, and board chairman Dennis Segers celebrate the inauguration of the Eagle Line

Cell assembly equipment on the Eagle Line

2026 Outlook

In 2026 we intend to continue our systematic, methodical and iterative execution toward our development and commercialization goals. Our core activity will be to demonstrate scalable production of our solid-state battery technology using the Eagle Line. This effort includes the initial line ramp as well as continuous improvement of productivity, quality and reliability. At the same time, we will be working closely with our major global automaker customers to meet their individual requirements and co-develop industrialization strategies for their applications. The Eagle Line is the foundation on which these commercialization efforts are built.

As laid out in our Strategic Blueprint, we have always seen strong demand for better batteries across a broad array of applications. From data center and robotics to aviation and defense, we see a rapidly expanding landscape of opportunities for our technology platform to create and capture value for our shareholders. As we execute on our existing pipeline of automotive customers and ecosystem engagements, we will also aim to position ourselves to pursue these new opportunities.

While scaling production with our partners and expanding our commercial horizons, we will continue pushing the technology frontier forward. We see opportunities to improve our battery technology platform, to increase performance, reduce cost, and further enhance our value proposition for our existing and prospective customers.

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In January we welcomed Geoff Ribar to our board of directors. Geoff is a tech industry veteran with deep licensing expertise and decades of experience in CFO roles at Cadence Design Systems, Matrix Semiconductor and Nvidia, among others. He was formerly Vice President and corporate controller at Advanced Micro Devices (AMD).

“QS is working to bring a transformational technology to global scale. Energy storage is a critical enabler of future technology progress, and QS is one of the clear leaders revolutionizing the industry. I’m excited to join the board of directors at this pivotal point in the company’s history.”

2026 Annual Goals

In 2026, we will continue to pursue a set of ambitious goals as we bring our revolutionary technology to market.

Demonstrate scalable production with the Eagle Line

The purpose of the Eagle Line is threefold. First, it will produce QSE-5 cells to support customer sampling and testing, technology demonstrations and product integration efforts. Second, the Eagle Line will show scalable process steps for production of our battery technology, to enable licensing partners to bring our technology to gigawatt-hour scale in their own facilities. Third, the Eagle Line gives us a platform to develop and test further enhancements and refinements at meaningful scale, allowing us to accelerate our advanced development efforts. In 2026, we will demonstrate the scalability of the Eagle Line through increasingly efficient cell output.

Advance automotive commercialization

The automotive market remains our core focus, and in 2026 we aim to advance our automotive customers through the stages of our technology development and licensing business model. Working with multiple global auto OEM customers, we will use our technology platform to tailor product solutions for vehicle programs, undertake field testing and implement customer-specific industrialization strategies.

Expand into new high-value markets

Our solid-state battery technology offers a step-change improvement over conventional lithium-ion technology. Batteries are becoming a disruptive force across the entire economy, and we see the opportunity set for advanced energy storage expanding across existing and new applications. In 2026, we aim to seize opportunities where our differentiated solid-state technology can capture significant value.

Go beyond QSE-5

As a technology innovation company, we will continue to push the frontier of battery performance as we ramp production of our current QSE-5 platform. In 2026 we are focused on further advancements to meet the ever-growing need for energy storage in existing and emerging applications, and this year we will announce progress along our technology roadmap.

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Financial Outlook

GAAP operating expenses and GAAP net loss in Q4 were $110.5M and $100.1M, and for full-year 2025 were $472.6M and $435.1M, respectively. Adjusted EBITDA loss was $63.3M in Q4, in line with expectations, and for full-year 2025 was $252.3M, within guidance and representing an approximately 10% year-over-year improvement. For 2026, we expect full-year Adjusted EBITDA loss to be between $250M and $275M as we work toward our goals while continuing to drive operational efficiency across the company. A table reconciling 2025 GAAP net loss and Adjusted EBITDA is available in the financial statement at the end of this shareholder letter.

Capital expenditures in the fourth quarter were $12.3M, and for full-year 2025 were $36.3M, within guidance. Q4 capex primarily supported facilities and equipment purchases for the Eagle Line. For 2026, we expect full-year capex to be between $40M and $60M.

Customer billings for full-year 2025 were $19.5M. As a reminder, customer billings may vary from quarter to quarter due to fluctuations in activity as we progress through various phases of engagement. “Customer billings” is a key operational metric meant to give insight into customer activity and future cash inflows. The metric is not a substitute for revenue under U.S. GAAP. We ended 2025 with $970.8M in liquidity and will remain prudent with our strong balance sheet going forward.

As always, we encourage investors to read more on our financial information, business outlook, and risk factors in our quarterly and annual SEC filings on our investor relations website.

Strategic Outlook

2025 was a remarkable year, and it would not have been possible without the tireless effort of our outstanding employees. Our ambitious goals for 2026 will require consistent and continued disciplined execution on the part of the team.

Looking at the broader landscape, the world at large faces important challenges around technology and secure supply chains. We view this as a golden opportunity – our mission to revolutionize energy storage has positioned us to offer solutions to these exact challenges.

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For industry partners who need better batteries, we seek to offer a futureproof technology platform that delivers better performance across the board and continuously improves over time. For players across the automotive, data center, robotics, aviation and defense spaces, who are in need of next-generation energy storage to power demanding applications, our technology represents a compelling and unique solution.

We believe we have a diverse group of customer and application opportunities, a robust and growing partner ecosystem, and a differentiated technology platform that is both continuously improving and capturing the benefits of increasing scale. Even as we face the many challenges still ahead, we are establishing a strong foundation on which to build the future of energy storage.

As a final note, we'd like to express our sincere gratitude to Professor Dr. Fritz Prinz, one of the co-founders of QuantumScape, who is retiring from our board of directors after more than fifteen years of service.

Thank you to our shareholders for your support, and we look forward to updating you on our progress over the year to come.

Professor Dr. Fritz Prinz (center) with fellow QS co-founder and CTO Tim Holme (right)

Dr. Siva Sivaram President, CEO and Director	Kevin Hettrich CFO

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QuantumScape Corporation

Consolidated Balance Sheets (Unaudited)

(In Thousands)

	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$230,524	$140,866
Marketable securities	740,283	769,901
Prepaid expenses and other current assets	10,835	11,519
Total current assets	981,642	922,286
Property and equipment, net	251,449	299,992
Right-of-use assets - operating lease	34,078	51,472
Right-of-use assets - finance lease	19,394	22,267
Other assets	21,593	26,378
Total assets	$1,308,156	$1,322,395
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$11,819	$6,466
Accrued liabilities	14,521	17,447
Accrued compensation and benefits	26,969	32,212
Operating lease liability, short-term	4,653	5,526
Finance lease liability, short-term	3,584	3,233
Total current liabilities	61,546	64,884
Operating lease liability, long-term	34,481	52,913
Finance lease liability, long-term	28,282	31,865
Other liabilities	14,874	14,886
Total liabilities	139,183	164,548
Total stockholders’ equity	1,168,973	1,157,847
Total liabilities and stockholders’ equity	$1,308,156	$1,322,395

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QuantumScape Corporation

Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(In Thousands, Except per Share Amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	2023	2025	2024	2023
Operating expenses:
Research and development	$86,768	$104,384	$96,397	$375,608	$382,971	$347,945
General and administrative	23,682	24,307	28,243	96,996	142,236	131,085
Total operating expenses	110,450	128,691	124,640	472,604	525,207	479,030
Loss from operations	(110,450)	(128,691)	(124,640)	(472,604)	(525,207)	(479,030)
Other income (expense):
Interest expense	(492)	(540)	(582)	(2,039)	(2,224)	(2,377)
Interest income	9,926	10,596	12,413	38,632	46,024	36,488
Other income (expense)	1,261	3,128	(522)	2,505	3,196	(140)
Loss before income taxes	(99,755)	(115,507)	(113,331)	(433,506)	(478,211)	(445,059)
Income tax (provision) benefit	(350)	845	(8)	(1,544)	269	(20)
Net loss	(100,105)	(114,662)	(113,339)	(435,050)	(477,942)	(445,079)
Less: Net income (loss) attributable to non-controlling interest, net of tax of $0	—	—	21	—	(85)	66
Net loss attributable to common stockholders	$(100,105)	$(114,662)	$(113,360)	$(435,050)	$(477,857)	$(445,145)
Net loss	$(100,105)	$(114,662)	$(113,339)	$(435,050)	$(477,942)	$(445,079)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	101	(511)	3,446	216	3,305	14,996
Total comprehensive loss	(100,004)	(115,173)	(109,893)	(434,834)	(474,637)	(430,083)
Less: Comprehensive income (loss) attributable to non-controlling interest	—	—	21	—	(85)	66
Comprehensive loss attributable to common stockholders	$(100,004)	$(115,173)	$(109,914)	$(434,834)	$(474,552)	$(430,149)

Basic and Diluted net loss per share	$(0.17)	$(0.22)	$(0.23)	$(0.76)	$(0.94)	$(0.96)
Basic and Diluted weighted-average common shares outstanding	604,606	525,871	491,129	575,950	508,102	462,239

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QuantumScape Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In Thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	2023	2025	2024	2023
Operating activities
Net loss	$(100,105)	$(114,662)	$(113,339)	$(435,050)	$(477,942)	$(445,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,596	17,986	10,781	65,570	57,781	41,958
Amortization of right-of-use assets and non-cash lease expense	1,793	2,030	1,966	7,652	8,010	7,791
Accretion of discounts on marketable securities	(5,271)	(6,189)	(8,053)	(18,967)	(29,313)	(18,908)
Stock-based compensation expense	31,345	34,182	37,924	127,462	144,653	166,297
Write-off of property and equipment	2,164	11,814	15,186	26,574	13,347	21,528
Other	(1,107)	(77)	(5)	(4,043)	109	469
Changes in operating assets and liabilities:
Prepaid expenses and other current assets and other assets	193	(116)	(3,548)	1,313	(893)	(7,533)
Accounts payable, accrued liabilities and accrued compensation and benefits	2,243	(1,019)	2,640	(6,802)	14,965	(2,904)
Operating lease liability and other liabilities	(1,001)	(2,606)	(1,026)	(6,182)	(5,272)	(3,644)
Net cash used in operating activities	(56,150)	(58,657)	(57,474)	(242,473)	(274,555)	(240,025)
Investing activities
Purchases of property and equipment	(12,276)	(11,162)	(13,802)	(36,277)	(62,247)	(84,624)
Proceeds from maturities of marketable securities	295,200	338,270	339,400	1,125,864	1,484,857	1,041,528
Proceeds from sales of marketable securities	—	—	—	—	1,245	1,477
Purchases of marketable securities	(252,190)	(436,181)	(379,566)	(1,077,048)	(1,295,102)	(1,111,027)
Other	1,287	—	—	2,393	116	114
Net cash (used in) provided by investing activities	32,021	(109,073)	(53,968)	14,932	128,869	(152,532)
Financing activities
Proceeds from exercise of stock options and employee stock purchase plan	8,702	6,123	4,092	32,347	20,091	14,022
Proceeds from issuance of common stock, net of issuance costs paid	(101)	128,529	(267)	264,166	128,529	288,164
Principal payment for finance lease	(845)	(761)	(683)	(3,233)	(2,907)	(1,973)
Cash received under collaboration agreement - related party	19,526	—	—	19,526	—	—
Dissolution of joint venture	—	—	—	—	(1,685)	—
Net cash provided by financing activities	27,282	133,891	3,142	312,806	144,028	300,213
Net increase (decrease) in cash, cash equivalents and restricted cash	3,153	(33,839)	(108,300)	85,265	(1,658)	(92,344)
Cash, cash equivalents and restricted cash at beginning of period	241,026	192,753	268,872	158,914	160,572	252,916
Cash, cash equivalents and restricted cash at end of period	$244,179	$158,914	$160,572	$244,179	$158,914	$160,572
Supplemental disclosure of cash flow information
Cash paid for interest	$492	$540	$583	$2,039	$2,224	$1,778
Purchases of property and equipment, not yet paid	$9,696	$3,249	$10,554	$9,696	$3,249	$10,554

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Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, non-controlling interest, revaluations, impairments, stock-based compensation, depreciation and amortization expense, and other non-recurring charges. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

($ in Thousands) (unaudited)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	2023	2025	2024	2023
GAAP net income (loss) attributable to Common Stockholders	$(100,105)	$(114,662)	$(113,360)	$(435,050)	$(477,857)	$(445,145)
Interest expense (income), net	(9,434)	(10,056)	(11,831)	(36,593)	(43,800)	(34,111)
Other expense (income), net	(1,261)	(3,128)	522	(2,505)	(3,196)	140
Net income (loss) attributable to non-controlling interests	—	—	21	—	(85)	66
Income tax provision (benefit)	350	(845)	8	1,544	(269)	20
Stock-based compensation	31,345	34,182	37,924	127,462	144,653	166,297
Lease termination loss	—	—	—	652	—	—
Litigation settlement accrual and legal fees, net	—	—	—	—	24,455	—
Non-GAAP operating loss	$(79,105)	$(94,509)	$(86,716)	$(344,490)	$(356,099)	$(312,733)
Depreciation and amortization expense (1)	15,766	29,800	25,967	92,150	71,128	63,486
Adjusted EBITDA	$(63,340)	$(64,709)	$(60,749)	$(252,341)	$(284,971)	$(249,247)

(1) Depreciation and amortization expense includes accelerated depreciation and write-off of property and equipment no longer in use of approximately $2.2 million and $26.6 million for the three and twelve months ended December 31, 2025, respectively, approximately $11.8 million and $13.3 million for the three and twelve months ended December 31, 2024, respectively, and approximately $15.2 million and $21.5 million for the three and twelve months ended December 31, 2023, respectively.

Management’s Use of Non-GAAP Financial Measures

This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business.

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Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the federal securities laws based on management’s current expectations, assumptions, and available information about future events as of the date of this letter. All statements,other than historical facts, including those about the Company’s anticipated commercial and operational milestones, financial outlook, and strategic objectives, particularly concerning its battery technology development, benefits and performance, collaborations and partnerships, market expansion and goals, including the scaling of the Eagle Line and Cobra process, automotive and licensing commercialization strategies, expansion into new applications, and the 2026 technology roadmap, among others, are forward-looking statements. Words like“may,” “will,” “can,” “estimate,” “permit,” “expect,” “plan,” “believe,” “designed to,” “seek,” “allow,” “focus,” “potential,” “target,”“forecast,” “should,” “would,” “could,” “continue,” “intend,” “anticipate,” “enable,” “work toward,” “prospective,” “future,” “up to,”“outlook,” and the negative of such terms and other similar expressions identify forward-looking statements, though not all forward-looking statements include these words.

These forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties, and assumptions, including but not limited to, the following: Technological development risks, including significant delays or technical challenges replicating and scaling performance from earlier low-volume sample cells, achieving the quality, consistency, reliability, safety, cost, and throughput required for commercial production, developing a cell architecture meeting all technical requirements and customer expectations, or achieving further advancements beyond the QSE-5 platform or meeting the requirements of our technology roadmap; Production risks, including encountered or potential delays, unforeseen technical issues, and other obstacles in developing, acquiring, installing, and operating new equipment for automated or continuous flow processes like Cobra and the Eagle Line, including vendor delays, supply chain disruptions, and challenges in demonstrating scalable cell output on the Eagle Line or achieving the efficiencies necessary to support customer integration; Personnel risks, including potential delays and cost overruns in hiring and retaining the talent needed to expand development and production, including under the amended Collaboration Agreement with PowerCo; Infrastructure and supply chain risks, including challenges building out or scaling the Eagle Line and establishing supply relationships for required materials, components, or equipment, including in contract manufacturing relationships; Commercialization risks, where delays in increasing sample production have previously slowed our development, and such delays could affect our sample delivery and delay or prevent successful demonstration, commercialization of our products, field testing, tailored product solutions for vehicle programs, entry into the IP License Agreement with PowerCo, or engagement with new partners across the battery value chain; Risks related to our relationship with Volkswagen and PowerCo, which could adversely affect our business and future prospects, including potential delays, difficulties, and technical challenges collaborating to industrialize our battery technology; Milestone and licensing risks, including delays or difficulties meeting technical milestones, particularly those linked to program payments or required to trigger entry into the IP License Agreement and royalty prepayment, or difficulties in achieving the performance, quality, consistency, reliability, safety, cost and throughput required for commercial production and sale, scaling up the Eagle Line as a manufacturing blueprint to enable licensing partners to successfully bring our technology to gigawatt-hour scale in their own facilities, or readying our technology platform for transfer to prospective licensees, any of which could cause prospective customers and partners not to purchase cells or license our technology; Operational and commercial restrictions, as certain agreements and relationships currently or may in the future restrict our operations, commercialization, and revenue; Partnership and collaboration risks, as while our collaboration with Murata Manufacturing, Corning Incorporated, and other partners across the battery value chain could accelerate industrialization of our solid-state battery technology, there is no assurance these engagements will progress beyond initial phases or achieve intended outcomes; Cost control risks, including the inability to control costs tied to our operations and the components needed to build solid-state battery cells at competitive prices; Financial risks, including exceeding current spend expectations, requiring additional fundraising, including in public markets, which may dilute our investors’ ownership, or related to our customer billings, such as disputes or delays in payments and the consistency of billings; Market and economic risks, including the inability to successfully adapt our technology for or penetrate new high-value markets beyond the automotive sector, difficulties from changes in our economic and financial conditions, market conditions affecting demand for our technology, regulatory changes or changes to broader economic conditions, among other factors, potentially hindering success in the battery industry or undermining confidence in our long-term business among partners and customers; Competition risks from major manufacturers, automotive OEMs, and new entrants, including conventional lithium-ion battery suppliers, in developing and commercializing solid-state battery technology; and Intellectual property risks, where the inability to protect or assert our intellectual property could harm our business and competitive position.

The foregoing list of factors is not exhaustive. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of their date. Except as required by law, we disclaim any duty to update forward-looking statements. If assumptions prove incorrect, actual results and projections could differ materially from those in forward looking statements. Additional information about these and other factors that could materially affect our actual results can be found in our SEC filings, available at www.sec.gov.

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